EXHIBIT 99.2
                                  PRESS RELEASE
================================================================================

                               UNIONBANCORP, INC.
                                OTTAWA, ILLINOIS

                              FOR IMMEDIATE RELEASE
                  UNIONBANCORP NAMES NEW CHAIRMAN OF THE BOARD

Ottawa, IL, February 14, 2000 -- UnionBancorp, Inc. (Nasdaq symbol: UBCD), announced today that John A. Trainor has been named Chairman of the Board. Trainor, who has been a Board member since 1985, will replace R. Scott Grigsby, who resigned for personal reasons.

"Mr. Trainor has been a key UnionBancorp board member for many years and brings to the position a strong background in agri-business, banking, sales and marketing, and customer service," said Company President Charles J. Grako. "He is an effective and well respected leader both inside and outside the company. His wealth of experience in various business endeavors will serve the Company and our shareholders well."

Mr. Trainor said, "UnionBancorp remains committed to our long-term strategic plan and core values. As Chairman of the Board, I look forward to continuing the Company's mission of enhancing long-term shareholder value."

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UNIONBANCORP,  INC. IS A REGIONAL  FINANCIAL  SERVICES  COMPANY BASED IN OTTAWA,
ILLINOIS. UNIONBANCORP DEVOTES SPECIAL ATTENTION TO PERSONAL SERVICE AND OFFERS THE LOCAL APPEAL OF A COMMUNITY BANK AT ALL OF ITS LOCATIONS. THE COMPANY'S MARKET AREA EXTENDS FROM THE FAR WESTERN SUBURBS OF THE CHICAGO METROPOLITAN AREA ACROSS CENTRAL AND NORTHERN ILLINOIS TO THE MISSISSIPPI RIVER IN WESTERN ILLINOIS.

THIS RELEASE MAY CONTAIN "FORWARD-LOOKING" STATEMENTS. FORWARD LOOKING STATEMENTS ARE IDENTIFIABLE BY THE INCLUSION OF SUCH QUALIFICATIONS AS "EXPECTS," "INTENDS," "BELIEVES," "MAY," "LIKELY" OR OTHER INDICATIONS THAT THE PARTICULAR STATEMENTS ARE NOT BASED UPON FACTS BUT ARE RATHER BASED UPON THE COMPANY'S BELIEFS AS OF THE DATE OF THIS RELEASE. ACTUAL EVENTS AND RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED IN SUCH FORWARD LOOKING STATEMENTS.


CONTACT: Charles J. Grako
         President and Chief Financial Officer
         UnionBancorp, Inc.
         Ph.  (815) 433-7030
         Ph.  (800) 352-8223
         Fax  (815) 434-3160

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